Exhibit 4.11


                         NON-QUALIFIED STOCK OPTION PLAN
                                       OF
                        OXFORD INVESTMENTS HOLDINGS INC.
                               (December 1, 2005)

This Non-Qualified Stock Option Plan (the "Plan") is adopted in consideration of services rendered and to be rendered by directors, key personnel and consultants to Oxford Investments Holdings Inc., its subsidiaries and affiliates.

DEFINITIONS

The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

Board: The Board of Directors of Oxford Investments Holdings Inc.

Common Stock: The no par value Common Stock of Oxford Investments Holdings Inc.

Company or Corporation: Oxford Investments Holdings Inc., a corporation incorporated under the laws of Ontario, Canada, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

Date of Grant: The date on which an option (see below) is granted under the Plan.

Fair Market Value: The Fair Market Value of the Option Shares. Such Fair Market Value as of any date shall be reasonably determined by the Board provided, if the stock is listed upon an established stock exchange or exchanges such fair market value shall be the closing selling price of the stock on such stock exchange or exchanges on the day the option is granted, or if no sale of the Corporation's stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock. During such time as such stock is not listed upon an established stock exchange the fair market value per share shall mean (1) if the stock is not actively traded in the over-the-counter market, an amount arrived at by the Board of Directors by applying any reasonable valuation method; and (2) if the stock is actively traded in the over-the-counter market the closing price on the day the option is granted, as reported by the National Association of Securities Dealers, Inc., or National Quotation Bureau, Inc. Subject to the foregoing, the Compensation Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

Key Person: A person designated by the Board upon whose judgment, initiative and efforts the Company or a related company may rely including without limitation any director, employee, or consultant of the Company.

Option: The rights granted to a Key Person to purchase Common Stock pursuant to the terms and conditions of an Option Agreement (see below).



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Option  Agreement:  The  written  agreement  (and any  amendment  or  supplement thereto) between the Company and a Key Person designating the terms and conditions of an Option.

Option Shares: The shares of Common Stock underlying an Option granted to a Key Person.

Optionee: A Key Person who has been granted an Option.

                           ARTICLE 1 PURPOSE AND SCOPE

(a) This Non-Qualified Stock Option Plan (the "Plan") was adopted by the Board of Directors of Oxford Investments Holdings Inc. (the "Company" or "Corporation") on ______, 2005 and approved by the shareholders of the Corporation on December___, 2005, in order to advance the interests of the Company and its shareholders by affording Key Persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

(b) This Plan authorizes the Board to grant Options to purchase shares of Common Stock to Key Persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.

                      ARTICLE 2 ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Board. The Compensation Committee shall have the authority granted to it under this section and under each other section of the Plan. In accordance with and subject to the provisions of the Plan, the Compensation Committee shall select the Optionees, shall determine (i) the number of shares of Common Stock to be subject to each option, (ii) the time at which each Option is to be granted, (iii) whether an Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Option Shares, (v) the option period, and (vi) the manner in which the Option becomes exercisable. In addition, the Compensation Committee shall fix such other terms of each Option as it may deem necessary or desirable. The Compensation Committee shall determine the form of Option Agreement to evidence each Option.

Effective for 2006 and thereafter, the Compensation Committee has determined to grant under the Plan to each non-employee director options to purchase 5,000 shares each year as of the date which is one day prior to the date set for the annual meeting of shareholders for such year and with an exercise price equal to the closing price on the date of the grant. The non-employee director option grants shall be exercisable at any time between the date of grant and up to 10 years from the date of the grant.

The Compensation Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interest of the Company. The Board may from time to time, and



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subject to Article 14, make such changes in and  additions to the Plan as it may deem proper and in the best interest of the Company provided, however, that no such change or addition shall impair any Option previously granted under the Plan.

Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Company, any subsidiary of the Company, the shareholders, directors, officers and employees of the Company and any subsidiary of the Company, and the Optionees and their respective successors in interest.

                           ARTICLE 3 THE COMMON STOCK

The Compensation Committee is authorized to appropriate, grant options, issue and sell for the purposes of the Plan, a total number, not in excess of ten percent (10%) of the Common Shares of the Company (currently 2,187,000 shares of Common Stock), either treasury or authorized but unissued, or the number and kind of shares of stock or other securities which in accordance with Article 8 shall be substituted for the 2,187,000 shares or into which such shares shall be adjusted. All or any unsold shares subject to an Option that for any reason expires of otherwise terminates may again be made subject to Options under the Plan.

                              ARTICLE 4 ELIGIBILITY

Options will be granted only to Key Persons. Key Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise. The aggregate number of Options available for issuance to any one person shall not exceed 5% of the outstanding common shares at the time of grant (including the shares that are subject to such option grant).

                             ARTICLE 5 OPTION PRICE

The Compensation Committee shall determine the purchase price for the Option Shares; provided, however, that the purchase price to be paid by Optionees for Option Shares shall not be less than one hundred percent (100%) of the Fair Market Value of the Option Shares on the Date of Grant.

                   ARTICLE 6 DURATION AND EXERCISE OF OPTIONS

(a) The option period shall commence on the Date of Grant and may be up to 10 years in length subject to the limitations in this Article 6 and the Option Agreement.

(b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. Subject to the limitations in Paragraph (a) above, any Option held by an Optionee at the time of his death may be exercised by his estate within twelve months of his death or such longer period as the Compensation Committee may determine.



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(c) The  Compensation  Committee  may  determine  whether  an  Option  shall  be exercisable as provided in Paragraph (a) of this Article 6 or whether the Option shall be exercisable in installments only; if the Compensation Committee determines the latter, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.

(d) In the case of an Optionee who is an employee or a director of the Company or a subsidiary of the Company, if, for any reason (other than death or termination for cause by the Company or a subsidiary of the Company), the Optionee ceases to be employed by either the Company or a subsidiary of the Company, any option held by the Optionee at the time his employment ceases may be exercised within 90 days after the date that his employment ceased (subject to the limitations at Paragraph (a) above), but only to the extent that the option was exercisable according to its terms on the date the Optionee's employment ceased. After such 90 day period, any unexercised portion of an Option shall expire unless extended by the Compensation Committee.

(e) In the case of an Optionee who is an employee or a director of the Company or a subsidiary of the Company, if the Optionee's employment by the Company or a subsidiary of the Company ceases due to the Company's termination of such Optionee's employment for cause, any unexercised portion of any Option held by the Optionee shall immediately expire. For this purpose "cause" shall mean conviction of a felony or continued failure, after notice, by the Optionee to perform fully and adequately the Optionee's duties.

(f) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Article 7.

                       ARTICLE 7 PAYMENT FOR OPTION SHARES

The Compensation Committee may permit all or part of the purchase price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Company's Common Stock previously owned by the Optionee for at least six months and with a Fair Market Value as of the date of the payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash. In the case of all other Option exercises, the purchase price shall be paid in cash or certified funds upon exercise of the Option. In addition to the foregoing, the Compensation Committee may permit a Optionee to elect to pay the Option Price by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

                  ARTICLE 8 CHANGE IN STOCK, ADJUSTMENTS, ETC.

In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares



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of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by
reason  of  merger,  consolidation,   reorganization,   recapitalization,  stock
dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments. In the event of any such changes or exchanges, the Board shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, kind, or option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Board shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

                      ARTICLE 9 RELATIONSHIP TO EMPLOYMENT

Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to employment by the Company, or interfere in any way with the right of the Company to terminate the Optionee's employment or services at any time.

                     ARTICLE 10 NONTRANSFERABILITY OF OPTION

No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.

                       ARTICLE 11 RIGHTS AS A SHAREHOLDER

No person shall have any rights as a shareholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Article 8, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

                     ARTICLE 12 SECURITIES LAWS REQUIREMENTS

No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.



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                        ARTICLE 13 DISPOSITION OF SHARES

Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Options Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (c) that if he is subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, he will (i) furnish the Company with a copy of each Form 4 filed by him, and (ii) timely file all reports required under the federal securities laws; and (d) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.


                              ARTICLE 14 AMENDMENT

The Board of Directors may amend or discontinue this Plan at any time provided that no unexercised option granted under this Plan may be altered or canceled, except in accordance with its terms, without the written consent of the participant to whom such option was granted; and provided further that, without the approval of the shareholders, no amendment may: (i) change (except as provided in Article 8) the aggregate number of shares which may be issued under the plan; (ii) decrease the purchase price for the option shares under an outstanding option, or (iii) remove the administration of the Plan from the Compensation Committee. From time to time, the Board of Directors may amend this Plan to clarify the meaning of any of its provisions. Any such clarifying amendment shall not confer any additional benefit on any optionees under the Plan nor shall it effect a modification of the Plan or options previously or subsequently granted under the Plan.

                          ARTICLE 15: TERM OF THE PLAN

No option shall be granted hereunder after the expiration of ten years from the earlier of the date on which the Plan was adopted by the Board of Directors as indicated in Article 1 or the date it was approved by the shareholders of the Corporation.

                          ARTICLE 16: TERM OF THE PLAN

To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the United States Internal Revenue Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to Optionee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Optionee).



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                          ARTICLE 17: OTHER PROVISIONS:

The following provisions are also in effect under the Plan:

(a) The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

(b) Any expenses of administering the Plan shall be borne by the Company.

(c) This Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

(d) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the Ontario, Canada.





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